EXHIBIT 10.2.1

                                    Exhibit 3

         This Substitute Exhibit 3 to the Fully Disclosed Clearing Agreement, dated as of June 5, 2001, between BNY Clearing Services LLC and Kirlin Securities, Inc. (the "Clearing Agreement") is made this 21st day of March, 2002. It supercedes in its entirety the Exhibit 3, dated as of June 5, 2001, annexed to the Clearing Agreement. Terms used herein but not defined shall have the same meanings as in the Clearing Agreement. This Substitute Exhibit 3 shall supplement the Clearing Agreement. Nothing contained herein shall be deemed or construed to amend, alter or delete any provision of the Clearing Agreement, unless specifically stated herein.

         In consideration of the mutual promises and covenants contained in this
Exhibit 3, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subordinated Loan. BNYCS agrees to lend to Broker, within two (2) business days of the date hereof, the sum of $2,500,000 as a subordinated loan, which shall be evidenced by a Subordinated Loan Agreement (the "Loan Agreement") in the form attached hereto ("Subordinated Loan").

2.   Rebate of BNYCS Fees to Broker.

     (a) As provided in this Section 2, BNYCS shall rebate and pay to Broker at the times and in the amounts set forth herein one-half (1/2) of any amount Broker pays to BNYCS pursuant to Section 7.0 and Exhibit 2 of the Clearing Agreement (collectively, "BNYCS Fees"), up to a maximum rebate amount of $2,500,000 (the Broker's Rebate").

     (b) In calculating BNYCS Fees solely for purposes of determining the amounts of the Broker's Rebate, (i) net interest on net margin debit balances shall be multiplied by 125 basis points and included as BNYCS Fees, (ii) money market mutual fund balances shall be multiplied by 40 basis points and included in BNYCS Fees, and (iii) all charges included in the categories of Securities Processing Charges and Other Charges/Credits outlined on Exhibit 2 shall be net of BNYCS's actual cost when calculating BNYCS Fees.

     (c)  The Broker's Rebate shall be paid to Broker by BNYCS as follows:

          (i) The amount of the Broker's Rebate from the Commencement Date through February 28, 2003, up to a maximum of $250,000, shall be due and payable on March 31, 2003.

          (ii) The amount of the Broker's Rebate accrued from the Commencement Date through May 31, 2003, less the amount of any payments previously made pursuant to paragraphs (c) (i) and (c)(xi), up to a maximum of $62,500, shall be due and payable on June 30, 2003.
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          (iii) The amount of the Broker's Rebate accrued from the  Commencement
          Date through August 31, 2003, less the amount of any payments previously made pursuant to paragraphs (c) (i), (c)(ii) and (c)(xi), up to a maximum of $62,500, shall be due and payable on September 30, 2003.

          (iv) The amount of the Broker's Rebate accrued from the Commencement Date through November 30, 2003, less the amount of any payments previously made pursuant to paragraphs (c) (i) through (c)(iii) and
          (c)(xi), up to a maximum of $62,500, shall be due and payable on December 31, 2003.

          (v) The amount of the Broker's Rebate accrued from the Commencement Date through February 29, 2004, less the amount of any payments previously made pursuant to paragraphs (c) (i)through (c)(iv) and
          (c)(xi), up to a maximum of $62,500, shall be due and payable on March 31, 2004.

          (vi) The amount of the Broker's Rebate accrued from the Commencement Date through May 31, 2004, less the amount of any payments previously made pursuant to paragraphs (c) (i) through (c)(v) and (c)(xi), up to a maximum of $62,500, shall be due and payable on June 30, 2004.

          (vii) The amount of the Broker's Rebate accrued from the Commencement Date through August 31, 2004, less the amount of any payments previously made pursuant to paragraphs (c) (i) through (c)(vi) and
          (c)(xi), up to a maximum of $62,500, shall be due and payable on September 30, 2004.

          (viii) The amount of the Broker's Rebate accrued from the Commencement Date through November 30, 2004, less the amount of any payments previously made pursuant to paragraphs (c) (i) through (c)(vii) and
          (c)(xi), up to a maximum of $62,500, shall be due and payable on December 31, 2004.

          (ix) The amount of the Broker's Rebate accrued from the Commencement Date through February 28, 2004, the less the amounts of the previous payments made pursuant to paragraphs (c)(i) through (c)(viii) and
          (c)(xi), shall be due and payable on March 31, 2005.

          (x) If (A)(i) Broker shall have obtained the requisite written consent of the NASD to make a prepayment of all or a portion of the balance owed by Broker under the Subordinated Loan and (ii) made such prepayment to BNYCS, and (B) the amount actually accrued under the Broker's Rebate is in excess of the payments that Broker has paid under the Subordinated Loan, then, at the election of Broker, and upon fifteen (15) days' prior written notice to BNYCS, BNYCS shall pay to Broker the full amount accrued up to an amount equal to the amount of all payments made by Broker to BNYCS under the Subordinated Loan, less the amount of any payments previously made pursuant to paragraphs
          (c)(i) through (c)(xi).

          (xi) Nothing in this Exhibit 3 shall relieve Broker of its obligation to make (A) the payments specified in Section 7.0 and Exhibit 2 of the Clearing Agreement and (B) all payments due under the Loan Agreement, a copy of which is annexed hereto; provided, however, in any proceeding brought against Broker by BNYCS to collect the unpaid balance under the Subordinated Loan, Broker shall be entitled to set-off against the unpaid balance due the full amount accrued under the Broker's Rebate.
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3.   In no event  shall  Broker  be  entitled  to  receive  or be deemed to have earned, and there shall not be accrued in favor of the Broker, any Broker's
     Rebate: (A) at any time when an Event (as defined in the Loan Agreement) shall have occurred and be continuing, (B) as long as the Broker shall be in default in the payment or performance of its obligations under the Clearing Agreement (provided that with respect to clauses (A) and (B), at such time as the Event shall no longer be continuing and the Broker is no longer in default in the payment or performance of its obligations, the accrual of the Broker's Rebate shall retroactively be reinstated for the period of time in which the accrual was suspended), or (C) in an amount in excess of the aggregate amount of payments and prepayments paid in cash to BNYCS in reduction of the principal balance of the Subordinated Loan, except that in any proceeding brought against Broker by BNYCS to collect the unpaid balance under the Subordinated Loan, Broker shall be entitled to set-off against the unpaid balance due the full amount accrued under the Broker's Rebate.

4. Miscellaneous. This Exhibit 3: (A) is incorporated into and made a part of the Clearing Agreement, (B) may only be amended in accordance with the amendment provisions of the Clearing Agreement, and (C) together with the Loan Agreement constitutes the parties' entire agreement with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Substitute Exhibit 3 as of the date written above.

BNY Clearing Services LLC                      Kirlin Securities, Inc.

By: /s/                                        By: /s/
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Name:                                          Name: David O. Lindner
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Title:                                         Title: Co-Chief Executive Officer
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